EXHIBIT 10.3

                            STOCK PURCHASE AGREEMENT

     This Stock Purchase Agreement (this "Agreement") is made and entered into as of this ______ day of May, 2003, by and among Paragon Benefits, Inc., a Texas corporation ("Paragon Benefits"), The Paragon Group, Inc., a Texas corporation ("Paragon Group"), Paragon National, Inc., a Texas corporation ("Paragon National") (collectively, Paragon Benefits, Paragon Group, and Paragon National shall be referred to herein as the "Companies" or each individually as a "Company"), Scott A. Bell ("Bell") an individual residing in the state of Texas, Wayne C. Desselle ("Desselle"), an individual residing in the state of Texas, and Chris Murphy ("Murphy"), an individual residing in the state of Texas, (collectively Bell, Desselle, and Murphy shall be referred to herein as the "Sellers" or individually each a "Seller"), Financial Industries Corporation, a Texas corporation ("FIC"), and FIC Financial Services, Inc., a Nevada corporation ("FICFS" or "Purchaser").

     WHEREAS, the Sellers are the owners of all of the issued and outstanding shares of the capital stock of: (i) Paragon Benefits, which consists of 20,000 shares of common stock par value $0.10 per share, (ii) Paragon Group, which consists of 30,000 shares of common stock par value $0.10 per share, and (iii) Paragon National, which consists of 20,000 shares of common stock par value $0.10 per share (collectively the issued and outstanding shares of capital stock of Paragon Benefits, Paragon Group and Paragon National shall be referred to as the "Company Stock");

     WHEREAS, the Sellers desire to sell the Company Stock to the Purchaser, on the terms and subject to the conditions set forth herein; and

     WHEREAS, the Purchaser desires to purchase all of the Sellers' right, title and interest to the Company Stock, on the terms and subject to the conditions set forth herein.

     NOW, THEREFORE, in consideration of the mutual promises and covenants contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

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     Section 1. Purchase and Sale of the Company Stock.

     1.1 Purchase and Sale; Closing. At the Closing (as defined below) the Purchaser shall purchase, and the Sellers shall to sell to the Purchaser (the "Purchase"), the Company Stock. The purchase price for the Company Stock (the "Purchase Price") shall consist of an amount of cash equal to the sum of $ 1,410,750, by payment at the Closing of cashier's check or wire transfer of immediately available funds to the account of Sellers, and in the respective allocations, as set forth on Schedule 1.1 attached hereto. Subject to satisfaction of all conditions to close, the Closing shall occur at such place and time as the parties may mutually agree. The date on which the Closing actually occurs is referred to herein as the Closing Date

     1.2 Contingent Purchase Price. The Purchaser shall pay to Sellers a contingent purchase price for the sale of the Company Stock (the "Contingent Purchase Price"), based upon the achievement of certain financial performance goals for the Companies as set forth below. The Contingent Purchase Price shall be an amount of 98,578 shares of FIC common stock, par value $0.20 per share (the "FIC Stock"), and as may be adjusted by the provisions of this Section 1.2, payable to Sellers in the respective allocations as set forth on Schedule 1.2. The Seller's right to receive the Contingent Purchase Price is subject to substantial restrictions, as expressed in this Section 1.2 and Section 4, and serves a bona fide purpose of the Purchaser in insuring the commitment of Sellers to the future success and operations of the Companies.

          (a) Establishment of the Escrow Fund. The FIC Stock issued to Sellers as part of the Contingent Purchase Price will be deposited with Purchaser to be held in escrow (the "Escrow Fund"). The Escrow Fund will be governed by the terms set forth in this Section 1.2.

          (b) Escrow Period; Distribution of Escrow Fund upon Termination of Escrow Period. Subject to the following requirements, the Escrow Fund shall be in existence beginning on the Closing Date and shall terminate on March 31, 2008 (the "Termination Date"). The FIC Stock in the Escrow Fund shall be distributed as follows:

               (i) Purchaser shall distribute to Sellers, or their heirs or successors, 20% of the FIC Stock held in the Escrow Fund each year (the "Annual Distribution"), subject to the requirements set forth in the following subsections of this Section 1.2(b). The first Annual Distribution shall occur on March 31, 2004 and each Annual Distribution thereafter shall be on March 31st of each subsequent year, with the final Annual Distribution to occur on March 31, 2008
          (each  March  31st  shall be  referred  to herein  as a  "Distribution
          Date").

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               (ii) Sellers agree that the pro forma  financial  statement ("Pro
          Forma Financials") attached hereto as Schedule 1.2(b), is a fair and reasonable estimate of the future net income of the Companies. The estimated net income level for each year reflected in the Pro Forma Financials shall be referred to as the "Target Annual Net Income". Within seventy-five (75) days after the end of each calendar year, starting with the year ending December 31, 2003 and ending with the year ending December 31, 2007, the Company shall calculate the actual net income of the Companies for such taxable calendar year (the "Companies Net Income"). As long as the Companies Net Income for such calendar year is equal to the Target Annual Net Income for such
          calendar  year,   Purchaser   shall  release  to  Sellers  the  Annual
          Distribution for such year by the Distribution Date. Such FIC Stock released to Sellers shall be free and clear of all Encumbrances, however, shall be subject to the restrictions set forth in Section 4.4 herein.

               (iii) If the Companies Net Income is less than the Target Annual Net Income for any given calendar year, then the Annual Distribution for such year shall be decreased as follows: in any calendar year, for each 2% that the Companies Net Income is below the Target Annual Net Income, Purchaser shall withhold 1% of the Annual Distribution for such year. For example, if the Companies Net Income in any calendar year is only 90% of the Target Annual Net Income, Purchaser will withhold 5% of the Annual Distribution for such year and distribute the remaining Annual Distribution to Sellers by the Distribution Date for such year. The decrease in the Annual Distribution for any year may not exceed 30% of the Annual Distribution for such year.

               (iv) If in any calendar year reflected in the Pro Forma Financials, the Companies Net I ncome is not equal to the Target Annual Net Income for such calendar year and the Sellers have not received an Annual Distribution pursuant to subsection (iii) above, then for every subsequent year reflected in the Pro Forma Financials, Purchaser shall: (a) calculate the Companies Net Income for each year which has been completed; and (b) add up the total of the Companies Net Income for each completed year. The sum of the Companies Net Income for each completed year shall be referred to as the "Cumulative Companies Net Income" and the sum of the Target Annual Net Income for each completed year shall be referred to as the "Cumulative Target Net Income". If the Cumulative Companies Net Income equals or exceeds the Cumulative Target Net Income, Puchaser shall distribute to Sellers the amount of FIC Stock withheld pursuant to subsection (iii), above.

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               (v) If the Companies Net Income is greater than the Target Annual
          Net Income for any given calendar year, then the Annual Distribution for such year shall be increased as follows: in any calendar year, for each 2% that the Companies Net Income exceeds the Target Annual Net Income, Purchaser shall issue to Sellers the Annual Distribution and an additional one percent (1%) of the Annual Distribution (the "Additional Annual Distribution") in shares of common stock of FIC. For example, if the Companies Net Income in any calendar year is 110% of the Target Annual Net Income for such year, FIC will issue 105% of the Annual Distribution for such year by the Distribution Date for such year. The maximum amount of the common stock of FIC which may be issued to Sellers as an Additional Annual Distribution is 30% of the Annual Distribution for such year. (vi) The Escrow Fund shall terminate on the Termination Date. Any FIC Stock not distributed to Sellers pursuant to this Section 1.2(b) shall revert to Puchaser and Sellers shall have no further rights or interests in such FIC Stock.

               (vii) For each Seller, if such Seller terminates his employment agreement between such Seller and FICFS (the "Employment Agreement") for "Good Reason", as such term is defined in section 1.21 of each such Employment Agreement, prior to December 31, 2007, all unearned portions of the Contingent Purchase Price still held in the Escrow Fund which is allocated to such Seller shall be accelerated and immediately due and issueable to that Seller from the Escrow Fund. However, if a specific Seller terminates his Employment Agreement for Good Reason and the unearned portion of the Contingent Purchase Price for such Seller is accelerated and payable, the unearned portion of the Contingent Purchase Price for another Seller shall not be accelerated and shall remain in the Escrow Fund.

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     Section 2.  Representations  and  Warranties  of the  Sellers.  The Sellers
hereby represent and warrant, jointly and severally, to Purchaser and to FIC that, as of the date of this Agreement:

     2.1 Organization and Standing. Each Company is a corporation duly formed, validly existing and in good standing under the laws of the State of Texas. Each Company has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Each Company is duly qualified or registered as a foreign corporation to transact business under the laws of, and in each jurisdiction where, the character of its activities or the location of the properties owned or leased by each requires such qualification or registration, except where the failure to be so duly qualified or licensed and in good standing could not reasonably be expected to have a material adverse effect on the business, properties, results of operations or condition of each Company taken as a whole (a "Material Adverse Effect"). The Purchaser has been furnished complete and correct copies of the Companies' Articles of Incorporation and bylaws, each as currently in effect.

     2.2  Authority.

          (a) All corporate action on the part of the Companies necessary for the authorization, execution, delivery and performance of this Agreement and any other documents, instruments and transactions contemplated by this Agreement (collectively, the "Documents"), and the performance of all the obligations of Sellers hereunder have been taken or will be taken at or prior to the Closing. The execution, delivery and performance of this Agreement and the Documents and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by the Board of Directors of each Company (the "Boards"), do not require any further corporate proceedings on the part of each Company, and do not and will not violate or conflict with each Company's Articles of Incorporation or Bylaws. This Agreement and the Documents have been and will be duly and validly executed and delivered by the Companies and the Sellers, and constitute valid and legally binding obligations of the Companies and the Sellers, enforceable against the Companies and the Sellers in accordance with their respective terms, except that enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to creditors' rights and remedies generally and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

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          (b) Each  individual  Seller has the  capacity  to execute and deliver this Agreement, to carry out his or her obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered on behalf of each Seller and, assuming the due authorization, execution and delivery by the Purchaser, constitutes a
     legal,   valid  and  binding  obligation  of  each  Seller  enforceable  in accordance with its terms, except as may be limited by bankruptcy, insolvency, moratorium or other laws affecting creditors' rights generally and general principles of equity.

     2.3 Absence of Conflicting Agreements or Required Consents. The execution, delivery and performance by the Sellers and the Companies of this Agreement do not and will not violate, conflict with or result in the breach or default of any provision of the Companies' Articles of Incorporation or bylaws. To the best of Sellers' knowledge, except for such violations, conflicts, breaches, defaults, consents, approvals, authorizations, orders, Actions, registrations, filings, declarations, notifications and Encumbrances that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or materially impair or delay the consummation of the transactions contemplated hereby, the execution, delivery and performance by the Sellers and the Companies of this Agreement do not and will not (a) conflict with or violate any law or Governmental Order applicable to the Sellers or the Companies or any of their respective properties or assets, (b) require any consent, approval, authorization or other order of, action by, registration or filing with or declaration or notification to any Governmental Authority or any other party, or (c) conflict with, result in any violation or breach of, constitute a default (or event which with the giving of notice, or lapse of time or both, would become a default) under, require any consent under, or give to others any rights of termination, amendment, acceleration, suspension, revocation or cancellation of, or result in the creation of any Encumbrance on any of the Sellers' or the Companies' respective assets, or result in the imposition or acceleration of any payment, time of payment, vesting or increase in the amount of compensation or benefit payable, pursuant to, any note, bond, mortgage or indenture, contract, agreement, lease, sublease, license or permit, or franchise to which a Seller or a Company is a party or by which their respective assets are bound.

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     2.4 Ownership of the Company  Stock.

          (a) The authorized capital stock of Paragon Benefits is 1,000,000 shares of common stock, par value $0.10 per share, of which 20,000 shares are issued and outstanding as of the date hereof; the authorized capital stock of Paragon Group is 1,000,000 shares of common stock, par value $0.10 per share, of which 30,000 shares are issued and outstanding as of the date hereof; and the authorized capital stock of Paragon National is 1,000,000 shares of common stock, par value $0.10 per share, of which 10,000 shares are issued and outstanding as of the date hereof. The Sellers constitute all shareholders of the Companies. Upon the consummation of the transactions contemplated hereby, Purchaser will own, directly or indirectly, 100% of the issued and outstanding shares in the Companies. No person or entity has any preemptive right to purchase any shares or any other securities of the Companies. There are no outstanding securities or other instruments of the Companies which are convertible into or exchangeable for any shares of the Companies and there are no commitments to issue such securities or instruments or otherwise make a person or entity a shareholder of a Company (except the Purchaser pursuant to this Agreement). Except as set forth in Schedule 2.4, attached hereto, there is no existing option, warrant, right, call, or commitment of any character granted or issued by any Company governing the issuance of any shares of such Company or any "phantom" securities giving the holder thereof any economic attributes of ownership. All shares of each Company have been offered, issued and sold in compliance with applicable law. The Company Stock constitutes all of the outstanding shares of the Companies.

          (b) The Sellers have good and marketable title to, and own, the Common Stock, beneficially and of record. The Common Stock is fully paid and non-assessable and, except for any right of the Purchaser under this Agreement, are free and clear of all Encumbrances, demands, preemptive rights and adverse claims of any nature. The Sellers have full voting power over all Common Stock, subject to no proxy, shareholders' agreement, voting trust or other agreement relating to the voting of any of the shares of any Company. There is no agreement between the Sellers and any other person or entity with respect to the disposition of the Common Stock. Upon the consummation of the Closing the Sellers will have transferred to the Purchaser good title to all Common Stock.

     2.5 Litigation.

          (a) there is no Action against the Sellers (with respect to the Companies) or the Companies pending, or, to the knowledge of the Seller or the Companies, threatened to be brought by or before any person, entity or Governmental Authority, in each case with respect to the Companies, which would, if adversely determined as to such Seller or the Companies, result in a liability to any Company, (b) neither the Sellers nor the Companies

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     are  subject  to any  Governmental  Order  (nor,  to the  knowledge  of the
     Companies  and  the  Sellers,   are  there  any  such  Governmental  Orders
     threatened to be imposed by any Governmental Authority), in each case with respect to any Company and (c) there is no Action pending, or, to the knowledge of the Sellers or the Companies, threatened to be brought before any Governmental Authority, that seeks to question, delay or prevent the consummation of the transactions contemplated hereby.

     2.6 Financial  Statements

          (a) The Purchaser has been furnished unaudited balance sheets and profit and loss statements for the Companies as of December 31, 2001 and December 31, 2002 (the "Company Financial Statements"). Except as otherwise disclosed in Schedule 2.6, (i) the Company Financial Statements (including any notes thereto) present fairly, in all material respects, the financial position of the Companies as of the dates thereof and the results of its operations for the periods then ended subject to year-end adjustments which are, in the aggregate, not material and (ii) the balance sheets contained in the Company Financial Statements present fairly the valuation of each Company's assets.

          (b) Except as set forth in Schedule 2.6, the Companies have no material liability or obligation, secured or unsecured (whether absolute, accrued, contingent or otherwise, and whether due or to become due), of a nature to be reflected in a balance sheet or disclosed in the notes thereto, except such liabilities and obligations that are adequately accrued or reserved against in the Company Financial Statements or disclosed in the notes thereto or that were incurred after the date of the Company Financial Statements either in the ordinary course of business of each Company consistent with past practice or in connection with the transactions contemplated by this Agreement.

     2.7 Absence of Certain Changes or Events. Since December 31, 2002 through the date of this Agreement and the Closing, (a) other than in the ordinary course of business consistent with past practice, the Companies have not sold, transferred, leased, subleased, licensed or otherwise disposed of any material assets (for the purposes of this clause (a), a "material asset" is an individual asset that has a value in excess of $10,000 or assets that have an aggregate value in excess of $25,000); (b) the Companies have not made any material change in any method of accounting or accounting practice or policy used by a Company, other than changes required by law; (c) the Companies have not suffered any

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material casualty loss or damage, whether or not covered by insurance; (d) there has not been any direct or indirect redemption or other acquisition by a Company of any Common Stock, or any declaration, setting aside or payment of any distribution in respect of any Common Stock; (e) there has not been any Material Adverse Effect; (f) each Company has been operated only in the ordinary and usual course consistent with past practice; (g) no Company has created, incurred, assumed or guaranteed any liabilities, obligations or Indebtedness for borrowed money (other than from Purchaser); (h) no Company has compromised, settled, granted any waiver or release relating to, or otherwise adjusted any material Action, Indebtedness or any other claims or rights of such Company; (i) no Company has paid or promised a bonus to any employee (unless such bonus is reflected on or reserved against in the Company Financial Statements), (j) no Company has entered into any employment or consulting agreement or arrangement with any person and no prior employment agreements or consulting agreements or arrangements have been modified, and (k) no Company has entered into any agreement, contract, commitment or arrangement to do any of the foregoing, except for the issuance of options to Chris Murphy to purchase 10,000 shares of Paragon Group, which will be exercised simultaneously with the closing. 2.8 Material Contracts.

     Schedule 2.8, attached hereto, sets forth all Material Contracts of each Company as of the date hereof. Complete and accurate copies of all written Material Contracts listed in Schedule 2.8 have been delivered or made available to the Purchaser (except as otherwise noted therein). Except as set forth in
Schedule 2.8, (a) each Material Contract is legal, valid and binding on the Company which is a party thereto and, to the knowledge of the Sellers and such Company, the other parties thereto, and enforceable in accordance with the terms thereof, (b) each Material Contract is in full force and effect, (c) neither the Companies nor the Sellers are in default under any Material Contract, (d) neither the Sellers nor the Companies have waived any of their respective rights under any Material Contract and (e) to the knowledge of the Sellers and the Companies, no other party to any Material Contract has breached or is in default thereunder and there does not exist any event or condition that, with or without the lapse of time or the giving of notice, would become such a breach or default or would cause the acceleration of any obligation thereunder. Notwithstanding anything to the contrary herein, Sellers agree to assume all responsibility for automobile leases.

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     2.9 Insurance.  Except as set forth in Schedule 2.9,  attached hereto,  (i)
all insurance policies to which any Company is a party or under which such Company is covered as an additional named insured or otherwise (or replacement policies therefore) are in full force and effect, and the Sellers or the Companies have paid all premiums due and are not in default, (ii) no notice of cancellation or non-renewal with respect to, or disallowance of any claim under, any such policy has been received by the Sellers or the Companies and (iii) neither the Sellers nor the Companies have been refused insurance with respect to the Companies, nor has coverage with respect to any such Company been previously canceled or materially limited, by an insurer to which a Seller or a Company has applied for such insurance, or with which a Sellers or a Company has held insurance, within the last three years.

     2.10  Permits  and  Licenses;  Compliance  with Law.

          (a) (i) each Company currently holds all the permits, licenses, authorizations, certificates, exemptions and approvals of Governmental
     Authorities or other persons or entities necessary for the current operation and conduct of each such Company in all material respects as it is being conducted by such Company (collectively, "Permits"), and all Permits are in full force and effect, (ii) no Company has received any written notice from any Governmental Authority revoking, canceling, rescinding, materially modifying or refusing to renew any Permit and (iii) each Company is in compliance in all material respects with the requirements of all Permits.

          (b) (i) each Company is in compliance in all material respects with all laws and Governmental Orders applicable to the conduct of each such Company as it is being conducted and (ii) no Company has been charged by any Governmental Authority with a violation of any law or any Governmental Order relating to the conduct of such Company.

     2.11 Employee Benefit Matters.

          (a) Schedule 2.11, attached hereto, identifies each Employee Benefit Plan. Purchaser has been furnished copies of the Employee Benefit Plans (and, if applicable, related trust agreements) and all amendments thereto and written interpretations thereof together with the three most recent annual reports (Form 5500 including, if applicable, Schedule B thereto) and the most recent actuarial valuation report prepared in connection with any Employee Benefit Plan. Neither the Companies nor any of their ERISA Affiliates have now, or have maintained in the past, any Employee Benefit Plan which is (i) a multiemployer plan, (ii) a Title IV Plan or (iii) Employee Benefit Plan maintained in connection with any trust described in
     Section 501(c)(9) of the Internal Revenue Code (the "Code").

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          (b) No transaction  prohibited by Section 406 of ERISA or Section 4975 of the Code has occurred with respect to any Employee Benefit Plan or arrangement which is covered by Title I of ERISA which transaction has or will cause the Companies to incur any material liability under ERISA, the Code or otherwise, excluding transactions effected pursuant to and in compliance with a statutory or administrative exemption.

          (c) Each Employee  Benefit Plan that is intended to be qualified under
     Section 401(a) of the Code is so qualified and has been so qualified during the period since its adoption; each trust created under any such Employee Benefit Plan is exempt from tax under Section 501(a) of the Code and has been so exempt since its creation. Purchaser has been provided with the most recent determination letter of the Internal Revenue Service relating to each such Employee Benefit Plan. Each Employee Benefit Plan has been maintained in substantial compliance with its terms and with the requirements prescribed by any and all applicable statutes, orders, rules and regulations, including ERISA and the Code.

          (d) The Companies do not have any current or projected liability in respect of post-employment or post-retirement health or medical or life insurance benefits for retired, former or current employees of the Companies.

          (e) Except as disclosed in Schedule 2.11, attached hereto, there is no contract, plan or arrangement (written or otherwise) covering any employee or former employee of the Companies that, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to the terms of Section 280G of the Code and no employee or former employee of the Companies will become entitled to any bonus, retirement, severance, job security or similar benefit or enhanced such benefit (including acceleration of vesting or exercise of an incentive award) as a result of the transactions contemplated hereby.

          (f) There are no pending, or, to the knowledge of any Company, or the Sellers, threatened or anticipated, claims under or with respect to any Employee Benefit Plan, by any employee or beneficiary covered under any such Employee Benefit Plan, or otherwise involving such Employee Benefit Plan (other than routine claims for benefits).

     2.12 Intellectual Property. (a) the rights of the Companies in or to their intellectual property do not conflict with or infringe on the rights of any other person or entity, and the Companies have not received any claim from any person or entity to such effect nor, to the Companies' or the Sellers' knowledge, has any such claim been threatened, (b) the Companies own, license or otherwise have the right to use, all their intellectual property and (c) to the knowledge of the Companies and Sellers, no other person or entity is infringing or diluting the rights of any Company with respect to its intellectual property.

     2.13 Taxes. (i) all tax returns required to be filed by the Companies have been timely filed, and such tax returns are true, complete and correct in all material respects; (ii) all taxes shown on such tax returns have been timely paid other than such taxes, if any, as are described in Schedule 2.13 and are being contested in good faith and as to which adequate reserves have been provided in the Company Financial Statements; (iii) no adjustment relating to such tax returns has been proposed in writing by any tax authority and remains unresolved; (iv) there are no tax liens on any of the Companies' assets (other than liens for taxes that are not yet due and payable); and (v) all taxes that the Companies are required to pay, withhold or collect have been duly paid, withheld or collected and, to the extent required, have been paid to the proper tax authority. Purchaser has been furnished with copies of the Companies 2001 federal tax returns.

     2.14 No Brokers. There are no brokers, financial advisors or finders or other persons or entities who have any valid claim against the Sellers or the Companies, or any of their respective assets for a commission, finders' fee, brokerage fee, advisory fee or other similar fee in connection with this Agreement, or the transactions contemplated hereby, by virtue of any actions taken by or on behalf of the Companies, the Sellers or the Companies' officers, employees or agents.

     2.15 No Affiliates or Subsidiaries. Other than the Companies, no Company has any Affiliate or Subsidiary. "Affiliate" means any individual, sole proprietorship, partnership, joint venture, limited liability company, trust, unincorporated organization, corporation, institution, public benefit corporation, entity or government instrumentality, division, agency, body or department that directly or indirectly controls, is controlled by, or is under common control with a Company. For the purposes of this definition, the term "control" means (a) the power to direct or cause the direction of management or policies of such Affiliate, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, or (b) the power substantially to influence the direction of strategic management policies of such Affiliate. "Subsidiary" means any sole proprietorship, partnership, joint venture, limited liability company, trust, unincorporated organization, corporation, institution, public benefit corporation, entity or government instrumentality, division, agency, body or department which is under the control of a Company.

     2.16 Assets. The Companies have good and valid title to all material asset each Company owns, including those reflected in the Company Financial Statements or thereafter acquired, except those sold or otherwise disposed of since the date of the Company Financial Statements not in violation of this Agreement, in each case free and clear of all Encumbrances.

     2.17 Real Property. (a) Schedule 2.17, attached hereto, sets forth a complete list of all real property and interests in real property owned in fee by the Companies (the "Owned Properties") and a complete list of all real property and interests in real property leased by the Companies (the "Leased Properties"; an Owned Property or a Leased Property being sometimes referred to herein, individually, as a "Subject Property" and collectively, as "Subject Properties"). The Companies have good and marketable fee title to all Owned Property free and clear of all Encumbrances except (i) as set forth on Schedule 2.17, (ii) easements, covenants, rights-of-way and other similar restrictions, whether or not of record, (iii) any conditions that may be shown by a current, accurate survey or physical inspection of any Subject Property made prior to the Closing and (v) (A) zoning, building and other similar restrictions, and (B) Encumbrances, easements, covenants, rights-of-way and other similar restrictions that have been placed by a developer, landlord or other third party on any Subject Property which is not owned in fee by the Companies and subordination or similar agreements relating thereto. Except as set forth on Schedule 2.17, all buildings and structures included within any Owned Property lie wholly within the boundaries of the Owned Property and do not encroach upon the property of, or otherwise conflict with the property rights of, any other party. Except as set forth in Schedule 2.17, the Companies are the lessee of all the Leased Property and is in possession of the premises purported to be leased thereunder, and each such lease is a valid obligation of such lessee without any material default thereunder by such lessee. The consummation of the transactions contemplated by this Agreement will not result in a breach of, or a default under, any lease with respect to any Leased Property.

     2.18 No Undisclosed Liabilities. Except as set forth on Schedule 2.18, and except for such debts, obligations, guaranties or liabilities which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, the Companies do not have any liabilities or obligations whatsoever, whether accrued, contingent or otherwise. The Sellers know of no basis for any claim against the Companies or Sellers for any liability or obligation, except (a) to the extent set forth or reflected in the Company Financial Statements or disclosed on Schedule 2.8, (b) to the extent expressly set forth on any Schedule attached hereto or otherwise as described in this paragraph, (c) liabilities and obligations incurred in the normal and ordinary course of business, consistent with past practices both as to amount and frequency, since December 31, 2002, or (d) those which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

     2.19 Acknowledgements of the Sellers. In connection with the issuance of the FIC Stock as part of the Purchase Price, the Sellers (a) understand that the FIC Stock has not been registered under the Securities Act or the securities laws of any state at the time the FIC Stock is delivered to the Sellers; and (b) acknowledges that each certificate representing the FIC stock will be endorsed with substantially the following legends: THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE ACT), OR ANY STATE SECURITIES LAWS. THEY MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE APPLICABLE SECURITIES UNDER THE ACT AND ANY STATE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION FROM REGISTRATION.

     2.20 Employment Agreements of Bell and Desselle. Bell and Desselle acknowledge that a material inducement for Purchaser's payment of the Purchase Price hereunder is Bell and Desselle entering into employment agreements with Purchaser which contain non-competition and non-solicitation provisions.

     2.21 Investment Representations. Each Seller represents and warrants to FIC and FICFS:

          (a) that such Seller and such  Seller's  advisers  (including a Seller
     Representative,   if  any)  has  been  furnished  and  has  carefully  read
     information pertaining to FIC and its business profile;

          (b) that such Seller and such Seller's advisers (including a Seller Representative, if any) have been furnished all materials relating to FIC and all matters related to FIC which have been requested, and have been afforded the opportunity to obtain any additional information necessary to verify the accuracy of any information set forth in FIC's business profile and related materials;

          (c) that such Seller and such Seller's advisers (including a Seller Representative, if any) have had an opportunity to ask questions of or receive answers from FIC or its representatives, and FIC and its representatives have answered all inquiries which such Seller and his or her advisers (including a Seller Representative, if any) has put to them concerning FIC, the FIC Stock or any other matters relating to FIC;

          (d) such Seller understands that the FIC Stock has not been registered under the Securities Act or under the securities laws of any state, that FIC has no intention to register the FIC Stock, that such Seller has no right to require such registration, and that the FIC Stock cannot be sold unless it is registered under applicable federal and state securities laws or unless exemptions from registration are available;

          (e) such Seller understands that an investment in FIC involves a high degree of risk and other considerations relating to a purchase of FIC Stock, that such Seller is acquiring such FIC Stock without being furnished any offering literature or prospectus other than FIC's business profile, and that this transaction and FIC's business profile most likely have not been scrutinized by, nor meet the investment guidelines of, the securities administrator in such Seller's state of residence as would be the case with a full registration because of the FIC Stock made the subject of this issuance;

          (f) that such Seller alone has the requisite knowledge, sophistication and experience in financial and business matters to enable such Seller to assess the relative merits and risks of this investment, or together with such Seller's Representative has the requisite knowledge, sophistication and experience in financial and business matters to be capable of evaluating the risks and merits of this investment, and has made such investigations in connection herewith as have been deemed necessary or desirable so as not to rely upon FIC or its representatives for legal, tax or economic information related to this investment;

          (g) such Seller is not relying on FIC or its representatives or the references to any legal opinions, if any, with respect to the legal, tax and other economic considerations relating to this investment. To the extent that such Seller has sought advice with regard to such considerations, such Seller has relied on the advice of, or have consulted with, his personal legal, tax, investment and/or other advisers;

          (h) No oral or written representations have been made or oral or written information furnished to a Seller or a Seller's adviser(s) in connection with FIC or the FIC Stock which are in any way inconsistent with the information provided to such Seller related to FIC;

          (i) Seller acknowledges and understands that the actual results of operations of FIC may vary materially from the financial forecast and financial projections contained in any business profile or plans, and that neither FIC, nor any of its officers, directors, shareholders, employees, agents or professionals, including their accountants and attorneys, make any representation or warranty as to such actual results of operations or as to any benefits which a Seller may be allocated pursuant to this investment;

          (j) that each Seller has reached the age of majority in the jurisdiction of such Seller's residence and is a qualified accredited investor (whether by himself or together with a Seller Representative);

          (k) that each such Seller has adequate means of providing for current needs and personal contingencies, has no need for liquidating this investment, is able to bear the economic risk of an investment in FIC, can sustain the loss of the entire investment without economic hardship if a total loss should occur, and such Seller's commitment to similar investments is reasonable in relation to such Seller's net worth;

          (l) The FIC Stock being acquired hereunder is being acquired for such Seller's own account, or for one or more fiduciary accounts as to which such Seller has sole investment discretion, for long-term investment and not with a view to or for resale, fractionalization or division in connection with any distribution thereof;

          (m) Seller is not acquiring the FIC Stock as a result of or subsequent to any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, or any seminar or meeting;

          (n) each Seller verifies, under penalty of perjury, that the social security or taxpayer identification number shown next to such Seller's signature is true, correct and complete and that Seller is not subject to backup withholding either (i) because Seller has not been notified that Seller is subject to backup withholding as a result of a failure to report all interest or dividends, or (ii) because the Internal Revenue Service has notified Seller that Seller is no longer subject to backup withholding;

          (o) Within five days after receipt of a request from FIC, each Seller will provide such information and deliver such documents as may reasonably be necessary to comply with any and all laws and ordinances to which FIC is subject.

     Section 3. Representations of Purchaser. Purchaser represents and warrants to the Companies and the Sellers that:


     3.1 Authority. Purchaser (a) is duly formed, validly existing and in good standing under the laws of the State of Nevada, (b) has full organizational power and authority to execute, deliver and perform this Agreement and any other Documents to which it is a party. This Agreement and the Documents have been and will be duly and validly executed and delivered by Purchaser, and, assuming this Agreement and the Documents constitute the valid and legally binding obligations of the Companies and the Sellers, this Agreement and the Documents constitute valid and binding agreements of Purchaser, enforceable against Purchaser in accordance with their terms, except that enforcement thereof may be limited by
(a) bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to creditors' rights and remedies generally and (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

     3.2 Consents and Approvals. No consent from or filing with any person (including, without limitation, any governmental authority) on the part of Purchaser is required in connection with the execution or delivery by Purchaser of this Agreement or the consummation by Purchaser of the transactions contemplated hereby.

     3.3 Offering. Subject to the truth and accuracy of the Companies' and the Sellers' representations and warranties set forth in Section 2 of this Agreement, the offer and issuance of the FIC Stock as contemplated by this Agreement is exempt from the registration requirements of any applicable state and federal securities laws (other than notice filings required under applicable law), and neither the Purchaser nor any authorized agent acting on its behalf will take any action that would cause the loss of such exemption.

     3.4 Litigation. Except as set forth in Schedule 3.4 attached hereto, there is no action, suit, proceeding or investigation pending or, to Purchaser's knowledge, threatened against Purchaser that questions the validity of this Agreement or the right of Purchaser to enter into this Agreement and to consummate the transactions contemplated hereby.

     3.5 Ownership of Shares. The FIC Stock delivered by Purchaser hereunder as consideration for a portion of the Purchase Price for the Company Stock, when delivered in accordance with the terms of this Agreement for the consideration set forth herein, will be duly and validly issued, fully paid, and nonassessable, free and clear of any Encumbrances (other than encumbrances created by the Companies or the Sellers) and any restrictions on transfer other than pursuant to this Agreement or under applicable state and federal securities laws and will convey to the Sellers good and marketable title to such FIC Stock.

     Section 4. Covenants and Agreements.

     4.1 Conduct of the Business Prior to Closing; Access. The Companies and the Sellers covenant as follows:

          (a) Between the date hereof and the Closing Date, except as expressly contemplated by this Agreement, or except with the written consent of the Purchaser (which consent shall not be unreasonably withheld), the Sellers and the Companies will use all reasonable efforts to preserve the business of each Company intact, to preserve the good will of customers, employees and others having business relations with the Companies, to retain their key employees, and to maintain insurance in full force and effect, will operate their business in the ordinary course of business consistent with past practice and will not: (i) subject any of their assets to any Encumbrance that will not be released at or prior to the Closing Date; (ii) make any material changes in the operations of any Company; (iii) other than, in each case, in the ordinary course of business consistent with past practice, sell, transfer, lease, sublease, license or otherwise dispose of any material assets (for the purposes of this clause (iii), a "material asset" is an individual asset that has a value in excess of $10,000 or assets that have an aggregate value in excess of $25,000); (iv) (A) grant any increase, or announce any increase, in the wages, salaries, compensation, bonuses, incentives, pension, severance or termination pay or other benefits payable by any Company to any of the officers or employees of the Companies, including any increase or change pursuant to any Employee Benefit Plan, (B) establish or increase (or promise to increase) or accelerate the payment or vesting of any benefits under any Employee Benefit Plan with respect to officers or employees of the Companies or (C) enter into any employment, consulting or severance agreements with any officers or employees or consultants to the Companies or change the terms thereof, in the case of clauses (A), (B) and (C), (v) make any material change in any method of accounting or accounting practice or policy used by the Companies, other than changes required by Law or under GAAP; (vi) terminate or amend in any material respect any Material Contract; (vii) merge or consolidate with, or acquire securities or any interest in, any person or entity, or enter into any joint venture, partnership or similar arrangement; (viii) fail to pay any creditor any amount owed to such creditor when due (after the expiration of any applicable grace periods), except if any such amount is being disputed in good faith in the ordinary course of business consistent with past practice; (ix) terminate, discontinue, close or dispose of any business operation or otherwise materially change the character or conduct of its business; (x) declare, set aside or pay any dividend or other distribution in respect of any the Company Stock; (xi) make any commitments by the Companies for any individual capital expenditure in excess of $20,000; (xii) amend the Companies' Articles of Incorporation or bylaws; (xiii) amend any material term of any outstanding Indebtedness, issue or sell any new debt securities, create, incur, assume or guarantee any Indebtedness or enter into any new credit facility (other than roll-overs under existing facilities), (xiv) compromise, settle, grant any waiver or release relating to, or otherwise adjust, any material Action, Indebtedness or any other claims or rights of the Companies; (xv) enter into any new agreement, contract, commitment or arrangement that will continue in effect after the Closing Date and not be terminable by the Company which is a party thereto on not more than 60 days' written notice without payment of premium or penalty; (xvi) make any change in the ownership of the Companies or grant or assign any Company Stock, options, rights or phantom shares in the Companies; or (xvii) enter into any agreement, contract, commitment or arrangement to do any of the foregoing.

          (b) Pending the Closing Date, the Companies shall: (i) Give to the Purchaser and its representatives reasonable access during normal business hours to all of the employees, properties, books and records of the Companies and furnish the Purchaser and its representatives with such information concerning the Companies as the Purchaser may reasonably require, including such access and cooperation as may be necessary to allow the Purchaser and its representatives to interview the employees, to examine the books and records of the Companies, and to inspect the real property and equipment; (ii) Furnish the Purchaser within 20 days after the end of each month ending between the date of this Agreement and the Closing Date a statement of income and a balance sheet for each Company for the month just ended; and (iii) From time to time, furnish to the Purchaser such additional information (financial or otherwise) concerning the
     Companies as the Purchaser may reasonably request (which right to request information shall not be exercised in any way which would unreasonably interfere with the normal operations, business or activities of the Sellers or the Companies).

          (c) Notwithstanding anything to the contrary herein, the Sellers and Purchaser agree that Sellers may receive their customary distributions from the Companies respective operating accounts prior to Closing, including an out of the ordinary distribution as a carry-over from 2002, which are to be treated as taxable income to the Sellers.

     4.2 Cooperation. Following the execution of this Agreement, the Purchaser, the Sellers and the Companies agree as follows:

          (a) The parties shall each use their reasonable best efforts, and shall cooperate fully with each other in preparing, filing, prosecuting, and taking any other actions with respect to, any filings, applications, requests, or actions which are or may be necessary, to obtain the consents, approvals, authorizations or other orders of any Governmental Authority or other person which are or may be necessary in connection with the transactions contemplated by this Agreement.

          (b) Without limiting the foregoing, the Sellers shall cooperate with the Purchaser at the Purchaser's request and in so doing use their best efforts from and after the Closing Date to obtain consents to the Material Contracts set forth in Schedule 2.8, as required in accordance with the terms of such Material Contracts;

          (c) If the Purchaser or a Company receives an administrative or other order or notification relating to any violation or claimed violation of the rules and regulations of any Governmental Authority that could affect the Purchase's, the Sellers' or the Companies' ability to consummate the transactions contemplated hereby, the Purchaser, the Sellers or the Companies shall promptly notify the other party or parties thereof and shall use its reasonable best efforts to take such steps as may be necessary to remove any such impediment to the transactions contemplated by this Agreement; and no such notification shall affect the representations or warranties of the parties or the conditions to their respective obligations hereunder; and

          (d) Subject to the terms and conditions of this Agreement, each of the parties agrees to use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective the transactions contemplated hereby as soon as practicable but in no event later than the Closing.

     4.3 Taxes.

          (a) Taxes for the year 2003 for all of the Companies shall be allocated (i) to the Sellers for the period from January 1, 2003 to the Closing Date, and (ii) to the Purchaser for the period from the Closing Date to December 31, 2003. The Purchaser shall be responsible for filing or causing to be filed all tax returns required to be filed by or on behalf of the Companies after the Closing Date. With respect to any such tax return required to be filed by the Purchaser for a taxable period of a Company beginning on or before the Closing Date, the Purchaser shall deliver, at least twenty days prior to the due date for filing of such tax return (including extensions), to Sellers a statement setting forth the amount of tax for which Sellers are responsible pursuant to this section (the "Statement"), and copies of such tax return.

          (b) The Purchaser and each of the Sellers will make an election  under
     Section 338(h)(10) of the Code (and any comparable election under state, local, or foreign tax law) with respect to the acquisition of the Companies by the Purchaser. The Purchaser and each of the Sellers will cooperate fully with one another in the making of such election. In particular, and not by way of limitation, in order to effect such election, on or prior to the Closing Date, Purchaser and each of the Sellers will jointly execute necessary copies of Internal Revenue Service Form 8023 and all attachments required to be filed therewith pursuant to applicable Treasury regulations.

     4.4 Registration Rights.

          (a) Registration of Shares. For purposes of this Agreement, "Holder" means Sellers and "Registrable Shares" means any shares of FIC Stock held by a Holder, or any other shares of the common stock of FIC issued to a Holder pursuant to Section 1.2 hereof, which are included in the definition of FIC Stock for purposes of this Section 4.4, and any and all shares of FIC Stock issued as (or issuable upon the conversion or exercise of any warrant, right or other security that is issued as) a dividend or other distribution with respect to, or in exchange for, or in replacement of, shares of FIC Stock held by a Holder until the date on which (i) such share of FIC Stock has been effectively registered under the Securities Act and disposed of in accordance with the a Shelf Registration Statement (as defined below), (ii) such share of FIC Stock is distributed to the public pursuant to Rule 144 under the Securities Act, or (iii) such share of FIC Stock may be sold or transferred pursuant to Rule 144(k) under the Securities Act (or any similar provision then in effect). During the time which a Holder holds Registrable Shares, if FIC files with the SEC a shelf registration statement pursuant to Rule 415 under the Securities Act (a "Shelf Registration Statement") on Form S-1 or Form S-3, if the use of such form is then available as determined by FIC, FIC agrees to include the Registrable Shares held by the Holders as part of such Shelf Registration Statement. FIC has no obligation pursuant to this section 4.4 or this Agreement to file a Shelf Registration Statement.

          (b) Suspension of Registration. Notwithstanding anything to the contrary in this Section 4.4, FIC may prohibit offers and sales of Registrable Shares pursuant to a Shelf Registration Statement at any time if (A)(i) it is in possession of material non-public information, (ii) the Board of Directors of FIC believes in good faith that such prohibition is necessary in order to avoid a legal requirement to disclose such material non-public information and (iii) the Board of Directors of FIC believes in good faith that disclosure of such material non-public information would not be in the best interests of FIC and its shareholders or (B)(i) FIC has made a public announcement relating to an acquisition or business combination transaction including FIC and/or one or more of its subsidiaries that is material to FIC and its subsidiaries taken as a whole and (ii) the Board of Directors of FIC believes in good faith that it would be impracticable at the time to obtain any financial statements relating to such acquisition or business combination transaction that would be required to be set forth in the Shelf Registration Statement , or (C) such Shelf Registration Statement contains financial information that no longer meets the requirements of any applicable rule of Regulation S-X (the period during which any such prohibition of offers and sales of Registrable Shares pursuant to a Shelf Registration Statement is in effect pursuant to clause
     (A) or (B) of this subsection (c) is referred to herein as a "Suspension Period"). A Suspension Period shall commence on and include the date on which a Holder of Registrable Shares covered by a Shelf Registration Statement receives written notice from FIC that offers and sales of Registrable Shares cannot be made thereunder in accordance with this subsection (b) and shall, with respect to each Holder, end on the date on which that Holder either is advised in writing by FIC that offers and sales of Registrable Shares pursuant to the Shelf Registration Statement and use of the prospectus contained therein may be resumed (a "Resumption Notice") or receives a copy of a prospectus supplement. FIC agrees that it must promptly deliver a Resumption Notice to each Holder when none of the requisite conditions for the Suspension Period continue to exist or a prospectus supplement as soon as reasonably practicable.

          (c) Damages. Neither FIC nor Purchaser shall be liable to any Holder for damages pursuant to this Section 4.4.

          (d) No Further Obligations of FIC. Neither FIC nor Purchaser shall have any further obligations to a Holder pursuant to this Section 4.4.

          (e) Further Obligations of the Holders. In the event that FIC files a Shelf Registration Statement in connection with the registration of Registrable Shares pursuant to this Section 4.4, each Holder agrees to timely provide to FIC, at its request, such information and materials as it may reasonably request in order to effect the registration of such Registrable Shares.

          (f) Expenses. In the event that FIC files a Shelf Registration Statement pursuant to this section 4.4, FIC or Purchaser shall bear, on behalf of the Holders, all reasonable costs and expenses of such registration required under this Section 4.4, including, but not limited to, the Company's printing, legal and accounting fees and expenses, and SEC filing fees. Holders shall be responsible for any fees and disbursements of Holders' counsel. Further, neither FIC nor Purchaser shall have no obligation to pay or otherwise bear the commissions or discounts attributable to the Registrable Shares being offered and sold by a Holder.

          (g) Indemnification of FIC and Purchaser.

               (i) Right to Indemnification. In the event that FIC registers any of the Registrable Shares under the Securities Act, each Holder of the Registrable Shares so registered will indemnify and hold harmless FIC and Purchaser, each of their directors, each of their officers who have signed or otherwise participated in the preparation of the registration statement, and each underwriter of the Registrable Shares so registered (including any broker or dealer through whom such of the shares may be sold) from and against any and all losses, claims, damages, expenses or liabilities, joint or several, to which they or any of them may become subject under the Securities Act, applicable state securities laws or under any other statute or at common law or otherwise, and, except as hereinafter provided, will reimburse FIC or Purchaser and each such director, officer, underwriter or controlling person for any legal or other expenses reasonably incurred by them or any of them in connection with investigating or defending any actions whether or not resulting in any liability, insofar as such losses, claims, damages, expenses, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement, in any preliminary or amended preliminary prospectus or in the final prospectus (or in the registration statement or prospectus as from time to time amended or supplemented) or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading, but only insofar as any such statement or omission was made in reliance upon and in conformity with information furnished in writing to FIC in connection therewith by such Holder expressly for use therein; provided, however, that such Holder's obligations hereunder shall be limited to an amount equal to the proceeds received by such Holder from Registrable Shares sold in such registration.

               (ii) In order to provide for just and equitable contribution to joint liability under the Securities Act in any case in which FIC or Purchaser seeks indemnification under this subsection (g) but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding that this subsection
          (g) provides for indemnification, in such case, then FIC (or Purchaser) and such Holder will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion as is appropriate to reflect the relative fault of FIC (or Purchaser) on the one hand and of such Holder on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of FIC (or Purchaser) on the one hand and of the Holder on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by FIC (or Purchaser) on the one hand or by the Holder on the other, and each party's relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, however, that, in any such case, (i) no such Holder will be required to contribute any amount in excess of the public offering price of all such Registrable Shares offered by it pursuant to such registration statement; and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Except as otherwise provided in this clause (ii), the provisions of Section 5.4 shall govern the notice and other procedural aspects of any indemnification claim brought pursuant to this subsection (g).

     4.5 Release of Personal Guaranties/Obligations. Purchaser and Companies agree to use their commercially reasonable best efforts to remove each Seller from any and all personal guaranty and/or obligations related to the Companies, as set forth on Schedule 4.5 attached hereto, within a reasonable time after the Closing. In the event the Purchaser and Companies are unsuccessful in removing Sellers from all personal guaranties and/or obligations listed on Schedule 4.5, the Purchasers shall indemnify and hold Sellers harmless for any obligations, costs and expenses incurred by a Seller arising after the Closing related to any personal guaranties and/or obligations listed on Schedule 4.5 for the benefit of the Companies, pursuant to Section 5 herein.

     Section 5. Indemnification.

     5.1 Survival. The representations, warranties covenants and other agreements of the parties contained herein or in any Document shall survive the Closing for a period of two (2) years following the Closing Date (the "Survival Period").

     5.2 Indemnification by the Companies and the Sellers. The Companies and the Sellers, jointly and severally, shall indemnify Purchaser and FIC and their affiliates, partners, principals, officers, directors, managers, members, employees, independent contractors, agents, representatives, and other similarly situated parties, and the successors, heirs and personal representatives of any of them (collectively, "Purchaser Indemnified Parties"), against and hold them harmless from any and all damage, claim, loss, liability and expense (including, without limitation, reasonable expenses of investigation and attorneys' fees and expenses) (collectively, "Damages") incurred or suffered by any Purchaser Indemnified Party arising out of or relating to any breach of any representation, warranty, covenant or other agreement of the Company or Sellers contained herein or in any Document, that is asserted in writing to the Company or Sellers prior to the expiration of the Survival Period. Notwithstanding the provisions of this Section 5.2, the maximum liability of the Companies and the Sellers under this Agreement shall be the aggregate amount of consideration paid by Purchaser hereunder, including the value of the FIC Stock issued as part of the Purchase Price, as of the date of its issuance.

     5.3 Indemnification by Purchaser. Purchaser shall indemnify the Sellers and their respective successors, heirs and personal representatives (collectively, the "Sellers Indemnified Parties"), against and hold them harmless from any and all Damages incurred or suffered by any Sellers Indemnified Party arising out of or relating to any breach of any representation, warranty, covenant or other agreement of Purchaser contained herein or in any Document, or the application of the indemnification covenant of Section 4.5 herein, that is asserted in writing to Purchaser prior to the expiration of the Survival Period. Notwithstanding the provisions of this Section 5.3, the maximum liability of Purchaser under this Agreement shall be the aggregate amount of consideration paid by Purchaser hereunder.

     5.4 Indemnification; Notice and Settlements. A party seeking indemnification pursuant to Sections 5.2 or 5.3 (an "Indemnified Party") with respect to a claim, action or proceeding initiated by a person who is not a Purchaser Indemnified Party or a Sellers Indemnified Party shall give prompt written notice to the party from whom such indemnification is sought (the "Indemnifying Party") of the assertion of any claim, or the commencement of any action or proceeding, in respect of which indemnity may be sought hereunder; provided that the failure to give such notice shall not affect the Indemnified Party's rights to indemnification hereunder, unless such failure shall prejudice in any material respect the Indemnifying Party's ability to defend such claim, action or proceeding. The Indemnifying Party shall have the right to assume the defense of any such action or proceeding at its expense. If the Indemnifying Party shall elect not to assume the defense of any such action or proceeding, or fails to make such an election within 20 days after it receives such notice pursuant to the first sentence of this Section 5.4, the Indemnified Party may assume such defense at the expense of the Indemnifying Party. The Indemnified Party shall have the right to participate in (but not control) the defense of an action or proceeding defended by the Indemnifying Party hereunder and to retain its own counsel in connection with such action or proceeding, but the fees and expenses of such counsel shall be at the Indemnified Party's expense unless (i) the Indemnifying Party and the Indemnified Party have mutually agreed in writing to the retention of such counsel or (ii) the named parties in any such action or proceeding (including impleaded parties) include the Indemnifying Party and the Indemnified Party, and representation of the Indemnifying Party and the Indemnified Party by the same counsel would create a conflict (in which case the Indemnifying Party shall not be permitted to assume the defense of such claim, action or proceeding); provided that, unless otherwise agreed by the Indemnifying Party, if the Indemnifying Party is obligated to pay the fees and expenses of such counsel, the Indemnifying Party shall be obligated to pay only the fees and expenses associated with one attorney or law firm (plus local counsel as required), as applicable, for the Indemnified Party. An Indemnifying Party shall not be liable under Section 5.2 or 5.3 for any settlement effected without its written consent, of any claim, action or proceeding in respect of which indemnity may be sought hereunder.

     Section 6. Conditions to Closing.

     6.1 Conditions to Purchaser's Obligations. The obligation of Purchaser or FIC to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

          (a) Any necessary approvals.

          (b) No court or governmental entity of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any order or other law (whether temporary, preliminary or permanent) that is in effect and enjoins or otherwise prohibits consummation of the transactions contemplated by this Agreement.

          (c) The representations and warranties of the Companies and the Sellers contained herein (or in any certificate delivered pursuant hereto) that are qualified by reference to a Material Adverse Effect shall be true and correct as of the Closing as if made as of the Closing and all other representations and warranties of the Companies shall be true and correct as of the Closing as if made as of the Closing, except for such inaccuracies as have not had a Material Adverse Effect, and Purchaser shall have received a certificate to such effect dated the Closing Date and executed by a duly authorized officer of each Company.

          (d) The covenants and agreements of the Companies and the Sellers to be performed on or prior to the Closing shall have been duly performed in all material respects, and Purchaser shall have received a certificate to such effect dated the Closing Date and executed by a duly authorized officer of the Company.

          (e) The Sellers shall have delivered certificates representing the Company Stock in the name of Purchaser.

          (f) Bell and Desselle shall have entered into employment contracts with FICFS.

     6.2 Conditions to the Companies' and the Sellers' Obligations. The obligation of the Companies and the Sellers to consummate the transactions to be performed by them in connection with the Closing is subject to satisfaction of the following conditions:

          (a) Any necessary approvals.

          (b) No court or governmental entity of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any order or other law (whether temporary, preliminary or permanent) that is in effect and enjoins or otherwise prohibits consummation of the transactions contemplated by this Agreement.

          (c) The representations and warranties of Purchaser contained herein (or in any certificate delivered pursuant hereto) that are qualified by reference to a material adverse effect shall be true and correct as of the Closing as if made as of the Closing and all other representations and warranties of Purchaser shall be true and correct as of the Closing as if made as of the Closing, except for such inaccuracies as would not materially impair the transactions contemplated by this Agreement, and the Company shall have received a certificate to such effect dated the Closing Date and executed by Purchaser.

          (d) The covenants and agreements of Purchaser or FIC to be performed on or prior to the Closing shall have been duly performed in all material respects, and the Companies shall have received a certificate to such effect dated the Closing Date and executed by Purchaser.

          (e) Purchaser shall have delivered the Purchase Price.

          (f) FICFS shall have entered into employment contracts with Bell and Desselle.

     Section 7. Termination.

     7.1 Termination.  This Agreement may be terminated at any time prior to the
Closing:

          (a) by mutual written  agreement of the Sellers and Purchaser;  or

          (b) by either the Sellers or Purchaser by giving written notice of such termination to the other party, if such other party shall breach any of its material covenants or agreements under this Agreement which would result in a failure of the condition set forth in Section 6.1(c), in the case of a termination by Purchaser, and the condition set forth in Section 6.2(c), in the case of a termination by the Sellers, and such breach, if reasonable possibility of cure therefore exists, has not been cured within twenty (20) days following the giving of written notice of such breach by the non-breaching party to the breaching party; or

          (c) by either Purchaser or the Sellers by giving written notice of such termination to the other party, if any order permanently enjoining or otherwise prohibiting consummation of the transactions contemplated hereby shall become final and non-appealable; or

          (d) by Purchaser or the Sellers by giving written notice of such termination to the other, if any condition to such party's obligations hereunder has not been satisfied or waived and the Closing shall not have occurred on or prior to May 30, 2003; provided, however, that the right to terminate this Agreement pursuant to this Section 7.1(f) shall not be available to any party who is then in material breach of this Agreement; or

          (e) by Purchaser or by the Sellers if FICFS and Bell and Desselle have not entered into employment agreements.

     7.2 Effect of Termination. In the event of the termination of this Agreement in accordance with Section 7.1 hereof, this Agreement shall thereafter become void and have no effect, and no party hereto or its respective affiliates or their directors, officers, employees, shareholders or agents shall have any liability to the other parties hereto or their respective affiliates, directors, officers, employees, shareholders or agents except for the obligations of the parties hereto; provided, that nothing herein will relieve any party from liability for a breach of this Agreement prior to such termination.

     Section 8 Definitions.

     Unless otherwise stated in this Agreement, the following capitalized terms have the following meanings:

     "Action" means any action, suit, claim, arbitration, grievance, complaint, charge, proceeding or investigation (of which either the Sellers or the Companies have knowledge) commenced by or pending before any Governmental Authority.

     "Employee Benefit Plans" means all "employee benefit plans" within the meaning of Section 3(3) of ERISA (whether or not subject to ERISA), all bonus, stock option, stock purchase, incentive, deferred compensation, supplemental retirement, severance and other employee benefit plans, programs, policies or arrangements, and all employment, retention, change of control or compensation agreements, in each case for the benefit of, or relating to, any current employee or former employee of the Companies.

     "Encumbrance"  means  any  security  interest,   pledge,   mortgage,   lien
(including tax liens), charge, encumbrance, easement, adverse claim, adverse preferential arrangement, restriction or defect in title.

     "Governmental Authority" means any United States federal, state or local government or any foreign government, any governmental, regulatory, legislative, executive or administrative authority, agency or commission or any court, tribunal, or judicial body.

     "Governmental Order" means any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority. Governmental Orders shall not include Permits.

     "Indebtedness" means obligations with regard to borrowed money and shall expressly not include either accounts payable or accrued liabilities that are incurred in the ordinary course of business or obligations under capital, financing or operating leases regardless of how such leases maybe classified or accounted for on financial statements.

     "Material Contracts" means the written agreements, contracts, policies, plans, mortgages, understandings, arrangements or commitments to which the Sellers or any Company is a party as described below:

          (i) any agreement or contract providing for payments to any person or entity in excess of $20,000 per year, excluding leases of equipment or real property or licenses with respect to Intellectual Property, which are subject to paragraph (iv) below;

          (ii)  any  employment  agreement,   consulting  agreement  or  similar
     contract;

          (iii) any retention or severance agreement or similar contract with respect to any individual who is to be employed by the Companies following the Closing Date;

          (iv) any lease of equipment or real property or license with respect to Intellectual Property (other than licenses granted in connection with the purchase of equipment or other assets) by a Company from another person or entity providing for payments to another person or entity in excess of $25,000 per year;

          (v) any joint venture, partnership or similar agreement or contract of any Company;

          (vi) any agreement or contract under which a Company has borrowed or loaned any money in excess of $25,000 or issued or received any note, bond, indenture or other evidence of Indebtedness in excess of $25,000 or directly or indirectly guaranteed Indebtedness, liabilities or obligations of others in an amount in excess of $25,000; or

          (vii) any agreement or contract with any officer, manager, Seller or employee of the Companies or any of their family members (other than employment agreements covered in clause (i) or agreements or contracts containing terms substantially similar to terms available to employees generally).

     Section 9. Miscellaneous.

     9.1 Successors and Assigns. The provisions of this Agreement shall be binding upon, and inure to the benefit of, the permitted respective successors, assigns, heirs, executors and administrators of the parties hereto.

     9.2 Entire Agreement. This Agreement, including all schedules and exhibits hereto, embody the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings relating to such subject matters.

     9.3 Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Signatures delivered by telecopy shall be considered for all purposes to be the same as original signatures.

     9.4 Severability. If any provision of this Agreement is held by final judgment of a court of competent jurisdiction to be invalid, illegal or unenforceable, such invalid, illegal or unenforceable provision shall be severed from the remainder of this Agreement, and the remainder of this Agreement shall be enforced. In addition, the invalid, illegal or unenforceable provision shall be deemed to be automatically modified, and, as so modified, to be included in this Agreement, such modification being made to the minimum extent necessary to render the provision valid, legal and enforceable.

     9.5 Governing Law; Venue. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, IRRESPECTIVE OF ANY
CONFLICT-OF-LAWS RULE OR PRINCIPLE OF ANY JURISDICTION THAT MIGHT REFER THE GOVERNANCE OR CONSTRUCTION OF THIS AGREEMENT TO THE LAWS OF ANY OTHER
JURISDICTION. THIS AGREEMENT CAN BE PERFORMED IN WHOLE OR IN PART IN TRAVIS COUNTY, TEXAS, AND VENUE FOR ANY ACTION RELATING TO THIS AGREEMENT SHALL BE PROPER ONLY IN FEDERAL OR STATE COURTS LOCATED WITHIN TRAVIS COUNTY, TEXAS. EACH PARTY AGREES THAT IT MUST BRING ANY ACTION RELATED TO THIS AGREEMENT OR ANY OTHER DOCUMENT ONLY IN THE FEDERAL OR STATE COURTS LOCATED WITHIN TRAVIS COUNTY, TEXAS.

     9.6 Notices. Any notices or demands required or permitted to be given hereunder shall be deemed sufficiently given if in writing and delivered, transmitted or mailed (with all postage and charges prepaid), addressed to the recipient at the address provided below, or at such other address as any party may from time to time designate by written notice to the other parties given in accordance with this Section 9.6. Any such notice, if personally delivered or transmitted by facsimile, shall be deemed to have been given on the date so delivered or transmitted or, if mailed, be deemed to have been given on the day after such notice is placed in the United States mail in accordance with this
Section 9.6.

                  Purchaser:                FIC Financial Services, Inc.
                                            6500 River Place Blvd., Building One
                                            Austin, Texas 78730
                                            Attn: Pat Tedrow

                  FIC: Financial Industries Corporation 6500 River Place Blvd., Building One Austin, Texas 78730
                                            Attn: Gene Payne and Ted Fleron

                  Companies:                Paragon Benefits, Inc.
                                            Paragon Group, Inc.
                                            Paragon National, Inc.
                                            4201 Bee Cave Road, C-105
                                            Austin, Texas 78746
                                            Attn: Scott A. Bell


                  Each of the Sellers:      At the  address  set forth  opposite
                                            their   respective  names  on  their
                                            respective signature pages  included
                                            on and made a part of  Schedule 1.1,
                                            attached hereto.


     9.7 Further Assurances. Each party of this Agreement hereby covenants and agrees, without the necessity of any further consideration, to execute and deliver any and all such further documents and take any and all such other actions as may be reasonably necessary to appropriately carry out the intent and purposes of this Agreement and the other Documents and to consummate the transactions contemplated. Each party will use its good faith efforts to carry out and comply with the provisions of this Agreement.

     9.8 No Third-Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any person other than the parties hereto and their respective successors and permitted assigns.

     9.9 Adjustments in Shares Issued Pursuant to Section 1.2. The number of shares of FIC Stock to be issued pursuant to Section 1.2 of this Agreement shall be adjusted in the event the Closing does not take place on May 19, 2003; and in such event, the parties agree that the price per share, based on formula defined in such section, shall be recalculated, and adjustments may be made in the number of shares of FIC Stock issuable, without the necessity of any further signature or other requirements on the part of the Sellers, the Purchaser, the Company, or any other party.


                            [Signature page follows]

                                 SIGNATURE PAGE
                                       TO
                            STOCK PURCHASE AGREEMENT

     IN WITNESS WHEREOF, the parties hereto have executed this Stock Purchase Agreement as of the day and year first above written.


PURCHASER:                              FIC FINANCIAL SERVICES, INC.


                                        By:____________________________________

                                        Name:__________________________________

                                        Title: ________________________________


FIC:                                    FINANCIAL INDUSTRIES CORPORATION


                                        By:____________________________________

                                        Name:__________________________________

                                        Title:_________________________________


COMPANY:                                PARAGON BENEFITS, INC.


                                        By:____________________________________

                                        Name:__________________________________

                                        Title:_________________________________

                                        PARAGON GROUP, INC.


                                        By:____________________________________

                                        Name:__________________________________

                                        Title:_________________________________


                                        PARAGON NATIONAL, INC.


                                        By:____________________________________

                                        Name:__________________________________

                                        Title:_________________________________